UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 25, 2014

VIOLIN MEMORY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36069	20-3940944
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4555 Great America Parkway, Santa Clara, California	95054
(Address of principal executive offices)	(Zip Code)

(650) 396-1500

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Disposition of Assets.

On July 25, 2014, the sale by Violin Memory, Inc. (“Violin”) to SK hynix Inc. (“SK hynix”) of certain specified assets, formerly used primarily in Violin’s PCIe product line, was completed.

The assets consist of intellectual property and certain fixed assets.

The consideration for the assets consisted of $23.0 million in cash paid by SK hynix to Violin and the assumption by SK hynix of certain former Violin employee related liabilities in the approximate amount of $0.5 million. In connection with the transaction, Violin and SK hynix also entered into a patent cross-license agreement pursuant to which: Violin agreed to license certain specified intellectual property to SK Hynix; SK hynix agreed to license certain specified intellectual property to Violin; and Violin agreed to a covenant not to sue in certain specified circumstances.

The transaction was disclosed on Form 8-K filed with the Securities and Exchange Commission on May 29, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Violin Memory, Inc.

Date: July 25, 2014	By:	/s/ Cory Sindelar
Cory J. Sindelar, Chief Financial Officer